UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 8, 2025, preclinical data for VCN-12, a next generation oncolytic adenovirus developed as part of the VCN-X discovery program of Theriva Biologics, Inc. (the “Company”), was presented by Dr. Ramon Alemany at the 32nd Annual Congress of the European Society of Gene & Cell Therapy. A copy of the presentation is filed as an exhibit to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

VCN-12 uses the same virus capsid as the Company’s lead clinical candidate VCN-01 (zabilugene almadenorepvec), but includes modifications intended to (i) increase stroma degradation by replacing human hyaluronidase PH20 with the more active bee hyaluronidase; and (ii) increase tumor cell lysis by expressing the pore forming protein parasporin-2 to enable both cytotoxic and immunogenic cell death. Parasporin-2 expression is expected to destroy both infected and surrounding uninfected tumor cells and stimulate a strong overall antitumor immune response and reduce viral immunodominance.

Data presented by Dr. Alemany support the proposed VCN-12 mechanisms of action. VCN-12 showed increased cell killing compared to VCN-01 in a variety of cancer cell models in vitro. VCN-12 also displayed higher levels of hyaluronidase activity. In animal studies, intravenous VCN-12 had a similar toxicity profile to VCN-01 in immunodeficient mice bearing human tumor xenografts. Intratumoral VCN-12 significantly reduced tumor growth compared to VCN-01 in immunocompetent hamsters bearing HP-1 pancreatic tumors. The antitumor effect of VCN-12 was observed in both the injected tumors and second tumors-implanted 4-days later but not injected. Complete tumor regression of the first tumor was observed in two of nine hamsters and the second implanted tumor did not grow in these animals. VCN-12 appeared to stimulate a persistent immune response that prevented the establishment of tumors in these two complete responders when they were implanted with HP-1 cells 43 days after VCN-12 treatment. Further preclinical studies are planned to elaborate these initial findings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Preclinical Data presented at the 32nd Annual Congress of the European Society of Gene & Cell Therapy
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2025	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer